EXHIBIT 99.1

RENAVOTIO, INC. (RIII) AWARDED A PURCHASE ORDER FOR 1.734 MILLION DOLLAR PPE MEDICAL EXAMINATION GLOVES

Tulsa, OK, December 6, 2021 (GLOBE NEWSWIRE) -- Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries, announced that an overseas client issued a  purchase order for an additional 1.7 million dollars of 100% Nitrile medical examination gloves from its on-hand inventory of Personal Protective Equipment (“PPE”).

The conditions of the purchase order call for an advance of $233,796, with the balance of $1,502,204 to be released upon issuance of the Bill of Lading confirming shipment.

This sale, once completed, reduces the Company’s inventory and increases its cash position. This transaction is at an opportune time for the Company to meet its planned infrastructure equipment purchases and expanded management team. The Company is also updating all of its license, bonds and registration applications to take advantage of several unique infrastructure bids expected in the first quarter of next year.

Billy Robinson, the CEO and Chairman of Renavotio commented, "This sale allows us to takes advantage of the inventory we have on hand and give us capital to make needed upgrades in our infrastructure equipment and hire key management personal to take advantage of the upcoming opportunities. This will put us in a better position to bid on potential infrastructure projects over the next 12 months."

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) an infrastructure investment company focused on opportunities, including medical protective equipment, 5G, ISP, utility construction, utility management, the internet of all things, “(IoT”), water, waste management technology, and related industries. The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

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Investor Contact:

Renavotio, Inc.
601 South Boulder Ave.
Suite 600 Tulsa, OK 74119

(888) 928-1312
Email:brobinson@renavotio.com

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether the Company will be successful and fulfill its stated goals. There are no assurances that there will be successfully bid on infrastructure projects. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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